                               SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No. ___)


Filed by the Registrant  /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

[  ]           Preliminary Proxy Statement      [   ] Confidential, for Use of
[x ]           Definitive Proxy Statement       the Commission only (as
[  ]           Definitive Additional Materials  permitted by Rule 14a-6(e)(2))
[  ]           Soliciting Material Pursuant to
                  Rule 14a-11(c) or Rule 14a-12

                         TECHNOLOGY MODELING ASSOCIATES, INC.
                   (Name of Registrant as Specified In Its Charter)


                -----------------------------------------------------
      (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]   No Fee Required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:


[  ]   Fee paid previously with preliminary materials:

[  ]   Check box if any part of the fee is offset as provided by
       exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                         TECHNOLOGY MODELING ASSOCIATES, INC.
                               595 LAWRENCE EXPRESSWAY
                             SUNNYVALE, CALIFORNIA  94086

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1997


TO THE SHAREHOLDERS:

               NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TECHNOLOGY MODELING ASSOCIATES, INC., a California corporation (the "Company"), will be held on Thursday, May 22, 1997 at 3:00 p.m. local time, at the Sunnyvale Hilton Inn at 1250 Lakeside Drive, Sunnyvale, CA 94086 for the following purposes:

    1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

    2. To ratify the appointment of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting.

               All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

               Sincerely,




               John A. DiGirolamo
               SECRETARY

               Sunnyvale, California
               April 11, 1997



YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                         TECHNOLOGY MODELING ASSOCIATES, INC.


                               PROXY STATEMENT FOR 1997
                            ANNUAL MEETING OF SHAREHOLDERS

                    INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

               The enclosed Proxy is solicited on behalf of the Board of Directors of TECHNOLOGY MODELING ASSOCIATES, INC., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 22, 1997 at 3:00 p.m. local time, at the Sunnyvale Hilton Inn at 1250 Lakeside Drive, Sunnyvale, CA 94086. The Company's principal executive offices are located at 595 Lawrence Expressway, Sunnyvale, CA 94086. Its telephone number at that location is (408) 328-0930.

               These proxy solicitation materials and the Annual Report to Shareholders for the year ended December 31, 1996, including financial statements, were first mailed on or about April 11, 1997 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

               The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or by telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

RECORD DATE AND VOTING

               Only shareholders of record at the close of business on March 31, 1997 are entitled to notice of, and to vote at the Annual Meeting. The Company has one series of Common Shares outstanding, designated Common Stock, no par value. At the record date, 7,692,669 shares of the Company's Common Stock were issued and outstanding and held of record by 63 shareholders.

               Each shareholder is entitled to one vote for each share held. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the election of directors.
Proposal No. 2 requires for approval the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the proposal. In addition, the affirmative votes for Proposal No. 2 must constitute at least a majority of the required quorum. A shareholder who abstains on any or all matters will be deemed present at the Annual Meeting for quorum purposes, but will not be deemed to have voted on such matter (or matters) as to which the shareholder has abstained. In the event a nominee (such as a brokerage firm) that is holding shares for a beneficial owner does not receive instructions from such beneficial owner as to how to vote those shares on certain matters and does not have discretionary authority to vote on those matters, then the shares held by the nominee will be deemed present at the Annual Meeting for quorum purposes but will not be deemed to have voted on such other matters (a so-called "non-vote").

REVOCABILITY OF PROXIES

               Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods: (i) a written instrument delivered to the Company stating that the proxy is revoked; (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wished to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

               Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 12, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                     PROPOSAL ONE
                                ELECTION OF DIRECTORS

               A board of five directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

NOMINEES

               The names of the nominees and certain information about them are set forth below:

                                                                              DIRECTOR
NAME                          AGE  PRINCIPAL OCCUPATION                        SINCE
----                          ---  --------------------                        -----
Roy E. Jewell                 42   President, Chief Executive Officer,          1993
                                   and Chairman of the Board of the Company
Louis A. Delmonico (1) (2)    55   Financial Consultant                         1995
William E. Drobish (2)        58   Financial Consultant                         1988
Robert W. Dutton (1)          53   Professor of Electrical Engineering          1981
Ronald A. Rohrer (1) (2)      57   Semiconductor Industry Consultant            1995



___________
(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.

            There are no family relationships between any director or executive officer of the Company.

               ROY E. JEWELL has been President and Chief Executive Officer of the Company since July 1992 and Chairman of the Board of the Company since May 1993. He began his employment with the Company in June 1988 as a product marketing engineer, and from May 1991 to July 1992, he was Vice President of Marketing and Sales of the Company. Mr. Jewell received his B.S. and M.A. in Physics from the University of South Florida and his M.S. in Management and Administration Science from the University of Texas, Dallas.

               LOUIS A. DELMONICO has served as a director of the Company since April 1995. Since September 1994, he has been president of his own management consulting firm. From August 1994 to July 1995, Dr. Delmonico served as Vice Chairman of The MacNeal-Schwendler Corporation and from May 1987 to August 1994, was Chairman and Chief Executive Officer of PDA Engineering. He is also a director and advisor to several private companies.
 Dr. Delmonico received his B.A. in Economics from St. John's University, his M.S. in Consumer Behavior from the International Graduate School, University of Stockholm and his Ph.D. in Marketing from the University of Uppsala, Sweden.

               WILLIAM E. DROBISH has served as a director of the Company since July 1988. Since 1984, he has been a part-time instructor at the University of California, Irvine. Dr. Drobish received his B.S., M.S. and Ph.D. in Electrical Engineering from Purdue University.

               ROBERT W. DUTTON was a founder of the Company and has served as a director since May 1981. Since 1971, Dr. Dutton has been a Professor of Electrical Engineering at Stanford University. Since 1991, he has also served as director of Research for the Center for Integrated Systems at Stanford University. Dr. Dutton received his B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Berkeley.

               RONALD A. ROHRER has served as a director of the Company since November 1995. He is a semiconductor industry consultant who has served on the boards of directors of five other high technology start-up companies. Dr. Rohrer received his B.S. in Electrical Engineering from the Massachusetts Institute of Technology and his M.S. and Ph.D. in Electrical Engineering from the University of California, Berkeley.

BOARD MEETINGS AND COMMITTEES

               The Board of Directors of the Company held a total of nine meetings during 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served, except Yoshio Nishi, who resigned in February 1997. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

               The Audit Committee, which consisted of Messrs. Drobish, Delmonico and Rohrer during 1996, is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls. The Audit Committee met three times during 1996. Dr. Drobish is the Chairman of the Audit Committee of the Board.

               The Compensation Committee, which consisted of Messrs. Delmonico, Dutton and Rohrer during 1996, met three times during 1996. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation, equity and benefit plans. Dr. Delmonico is the Chairman of the Compensation Committee of the Board.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                                     PROPOSAL TWO
                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

               The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal period ending December 31, 1997, and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board believes that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

               Arthur Andersen LLP has audited the Company's financial statements since 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

SUMMARY OF 1996 EQUITY INCENTIVE PLAN, 1996 DIRECTORS STOCK OPTION PLAN AND 1996 EMPLOYEE STOCK PURCHASE PLAN

               BELOW IS A SUMMARY OF THE PRINCIPAL PROVISIONS OF THE COMPANY'S 1996 EQUITY INCENTIVE PLAN, 1996 DIRECTORS STOCK OPTION PLAN AND 1996 EMPLOYEE STOCK PURCHASE PLAN. THERE IS NO NEED FOR SHAREHOLDER APPROVAL OF THESE PLANS AT THE ANNUAL MEETING, AND NONE IS BEING SOUGHT. THESE SUMMARIES ARE PROVIDED TO INFORM SHAREHOLDERS OF THE PLANS AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH PLANS.

                    SUMMARY OF THE 1996 EQUITY INCENTIVE PLAN

EQUITY INCENTIVE PLAN HISTORY

               The Board adopted, and the shareholders approved, the Company's 1996 Equity Incentive Plan (the "Incentive Plan") in July 1996.
The purpose of the Incentive Plan is to provide incentives to attract, retain and motivate qualified employees, officers, directors, consultants, independent contractors and advisors whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

SHARES SUBJECT TO THE INCENTIVE PLAN

               The stock subject to issuance under the Incentive Plan consists of shares of the Company's authorized but unissued Common Stock.
The number of shares currently reserved for issuance under the Incentive Plan is 1,500,000 shares. If any option granted pursuant to the Incentive Plan or the Company's 1989 Stock Option Plan or 1995 Stock Option Plan (both of which were terminated on September 19, 1996) expires or terminates for any reason without being exercised in whole or in part, or any award granted pursuant to the Incentive Plan terminates without shares being issued, or any award is forfeited or repurchased by the Company at the original purchase price, the shares released from such award will again become available for grant and purchase under the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

ADMINISTRATION

               The Incentive Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board.
 The Committee currently consists of directors Delmonico, Dutton and Rohrer, each of whom are "Non-Employee Directors," as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors," as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

               Subject to the terms of the Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of each such award. The Committee has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder. Members of the Compensation Committee are not eligible to receive awards under the Incentive Plan.

ELIGIBILITY

               Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parent or subsidiaries) are eligible to receive awards under the Incentive Plan. No person who receives an award under the Incentive Plan (a "Participant") is eligible to receive more than 500,000 shares of Common Stock in any calendar year under the Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 800,000 shares of Common Stock in the calendar year in which they commence their employment with the Company. As of March 31, 1997, approximately 93 persons were eligible to participate in the Incentive Plan.

STOCK OPTIONS

               The Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company.

               The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of Common Stock on the date the ISO is granted. In the case of an ISO granted to a 10% shareholder, the exercise price for each such ISO share must be no less than 110% of the fair market value of a share of Common Stock on the date the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock on the date of grant. To date, the Company has not granted options under the Incentive plan at less than fair market value.

               The exercise price of options granted under the Incentive Plan may be paid as approved by the Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's Common Stock (owned by the Participant for at least six months if such shares were not obtained by the Participant in the public market) having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or (8) by any combination of the foregoing.

TERMINATION OF OPTIONS

               Options are generally exercisable for a period of 10 years. Options granted under the Incentive Plan terminate three months (or such shorter or longer period as determined by the Committee not exceeding five years) after the Participant ceases to be employed or retained by the Company unless the termination of employment is due to disability or death, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of termination to the extent the option was exercisable on the date of termination. If a Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company (or its Parent or subsidiaries), such Participant's options will terminate on the date such Participant ceases to be employed or retained by the Company. In no event will an option be exercisable after the expiration date of the option.

RESTRICTED STOCK AWARDS

               The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (and in the case of an award granted to a 10% shareholder, the purchase price shall be 100% of the fair market value) and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, as are approved by the Committee at the time of grant. To date, the Company has not granted any restricted stock awards.

STOCK BONUS AWARDS

               The Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. To date, the Company has not granted any stock bonus awards.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

               In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, convert or replace, or substitute equivalent awards for, awards granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to shareholders of the Company (after taking into account provisions of the awards). In the event that the successor corporation, if any, does not assume or substitute the awards awarded, such awards will expire at the time and upon the conditions as the Board determines.

AMENDMENT OF THE INCENTIVE PLAN

               The Board may at any time amend or terminate the Incentive Plan, including amendment of any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend the Incentive Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder with respect to ISO plans, or the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

TERM OF THE INCENTIVE PLAN

               Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will terminate in July 2006, ten (10) years from the date the Incentive Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

               THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN, AND IS, ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

               INCENTIVE STOCK OPTIONS. A Participant will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the Participant is subject to the alternative minimum tax described below). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

               If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, generally will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

               ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also upon a sale of ISO shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of fair market value of the ISO shares at exercise over the amount paid for the ISO shares. Special rules apply where all or a portion of the exercise price is paid by tendering shares of Common Stock.

               NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all or a portion of the exercise price is paid by tendering shares of Common Stock.

               TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The

Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

               The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

                           1996 DIRECTORS STOCK OPTION PLAN

   DIRECTORS PLAN HISTORY. The Board, adopted, and the shareholders approved, the 1996 Directors Stock Option Plan (the "Directors Plan") in July 1996.

SHARES SUBJECT TO THE DIRECTORS PLAN

                    The shares subject to options under the Directors Plan consists of shares of the Company's authorized but unissued Common Stock. The aggregate number of shares that may be issued pursuant to the Directors Plan is 150,000 shares of Common Stock. In the event that any outstanding option under the Directors Plan expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such option may again be available for the grant of options under the Directors Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

ADMINISTRATION

                    The Directors Plan is presently administered by the Board. The interpretation by the Board of any of the provisions of the Directors Plan or any option granted under the Directors Plan will be final and conclusive.

ELIGIBILITY

                    Under the Directors Plan, the Company automatically grants options to each director of the Company who is not an employee of the Company (or of any parent, subsidiary or affiliate of the Company). Directors who are consultants or independent contractors of the Company are eligible to participate in the Directors Plan. As of March 31, 1997, four
(4) persons were eligible to receive options under the Directors Plan.

FORMULA FOR OPTION GRANTS

                    Each non-employee director who first becomes a member of the Board after September 19, 1996, the effective date of the Company's initial public offering of its Common Stock (the "Effective Date"), will be automatically granted an option to purchase 15,000 shares of Common Stock under the Directors Plan (the "Initial Grant"). Also, at each annual meeting of shareholders of the Company, each non-employee director will be automatically granted an additional option to purchase 5,000 shares of Common Stock under the Directors Plan (the "Succeeding Grant"), so long as he or she has served continuously as a member of the Board since the date of the prior annual meeting.

TERMS OF OPTION GRANTS

                    The Directors Plan permits the granting of options that are intended to qualify as NQSOs. Each Initial Grant and Succeeding Grant will have a term of ten (10) years, unless terminated earlier due to the non-employee director's termination as a director and consultant of the Company. Each Initial Grant or Succeeding Grant will vest as to 25% of the shares subject to such grant upon the first anniversary of the applicable grant date and as to 2.08% of the shares on the last date of each month following such first anniversary, so long as the non-employee director continuously remains a director or a consultant of the Company.

                    The option exercise price will be the "fair market value" (as defined in the Directors Plan) of the Common Stock of the Company as of the date of the grant of the option. The option exercise price will be payable in cash (by check) and in a number of other forms of consideration, including fully paid shares of Common Stock owned by the non-employee director for more than six (6) months, by waiver of compensation due or accrued to the non-employee director for services rendered, through a "same day sale," through a "margin commitment," or through any combination of the foregoing.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

                    In the event of a merger or consolidation in which there is a substantial change in the shareholders of the Company, dissolution or liquidation of the Company or any other similar corporate transaction, the vesting of all options granted pursuant to the Directors Plan will accelerate so that all outstanding options will become vested and exercisable in full prior to the consummation of such transaction, and if such options are not exercised prior to the consummation of such event, such options will terminate.

AMENDMENT OF THE DIRECTORS PLAN

                    The Board, to the extent permitted by law, and with respect to any shares at the time not subject to options, may terminate or amend the Directors Plan; provided, however, that the Board may not, without shareholder approval, increase the total number of shares of Common Stock available for issuance under the Directors Plan or change the class of persons eligible to receive options; and provided further that no amendment may be made to the eligibility and award formula or terms and conditions of options sections of the Directors Plan more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. In any case, no amendment of the Directors Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the applicable non-employee director.

TERM OF THE DIRECTORS PLAN

                    Unless terminated earlier in accordance with the provisions of the Directors Plan, the Directors Plan will terminate in July 2006, ten (10) years from the date the Directors Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

                    For the federal income tax implications to the non-employee directors and the Company of options granted under the Directors Plan, please refer to the discussion of the tax implications of nonqualified stock options in "Federal Income Tax Information" in the discussion of the Incentive Plan above.

ERISA AND SECTION 401(a)

                    The Directors Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

                          1996 EMPLOYEE STOCK PURCHASE PLAN

STOCK PURCHASE PLAN HISTORY

               The Board adopted, and the shareholders approved, the Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") in July 1996. In January 1997, the Board made certain technical amendments to the Stock Purchase Plan. Shareholder approval for these amendments was not necessary. The purpose of Stock Purchase Plan is to provide employees of the Company designated by the Board as eligible to participate ("Participating Employees") with a convenient means of acquiring an equity interest in the Company through payroll deductions and to provide an incentive for continued employment.

SHARES SUBJECT TO STOCK PURCHASE PLAN

                    An aggregate of 200,000 shares of the Company's Common Stock has been reserved by the Board for issuance under the Stock Purchase Plan.

ADMINISTRATION

               The Stock Purchase Plan is administered by the Committee. The interpretation or construction by the Committee of any provisions of the Stock Purchase Plan or of any option granted under it will be final and binding on all Participating Employees.

ELIGIBILITY

               All employees of the Company, or of any of its subsidiaries, are eligible to participate in an Offering Period (as hereinafter defined) under the Stock Purchase Plan except the following:

               (a) employees who are not employed by the Company, or any of its subsidiaries, fifteen days before the beginning of such Offering Period;

               (b) employees who are customarily employed for less than twenty (20) hours per week;

               (c)  employees who are customarily employed for less than five
                    (5) months in a calendar year; or

               (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of participation in the Stock Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

               (e) individuals who provide services to the Company as independent contractors whether or not reclassified as common law employees, unless the Company withholds or is required to withhold U.S. Federal employment taxes for such individuals pursuant to Section 3402 of the Code.

               As of March 31, 1997, approximately 85 persons were eligible to participate in the Stock Purchase Plan and no shares had been issued pursuant to the Stock Purchase Plan.

               Each offering of Common Stock under the Stock Purchase Plan is generally for a period of 24 months (the "Offering Period") presently commencing on February 1 and August 1 of each year and ending on July 31 and January 31 of each year. The initial Offering Period commenced on September 20, 1997 and will end on July 31, 1998. Each Offering Period shall consist of four six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the Participating Employees are accumulated under the Stock Purchase Plan. The first day of each Offering Period is the "Offering Date" for such Offering Period and the last business day of each Purchase Period is the "Purchase Date" for such Purchase Period. A Participating Employee cannot participate simultaneously in more than one Offering Period. The Board has the power to change the duration of Offering Periods or Purchase Periods without shareholder approval provided that the change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

               Participating Employees participate in the Stock Purchase Plan during each Offering Period through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 15% of the Participating Employee's W-2 compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, bonuses and draws, unreduced by the amount by which the Participating Employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code, not to exceed $21,250 per any calendar year or such other lower limit as set by the Committee.

               Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Stock Purchase Plan. Once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the Stock Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. Not more than one change may be made during a single Offering Period.

PURCHASE PRICE

               The purchase price of shares that may be acquired in any Purchase Period under the Stock Purchase Plan will be 85% of the lesser of:
(i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company's Common Stock is the closing price of the Company's Common Stock on the Nasdaq National Market on the date of determination as reported in THE WALL STREET JOURNAL, except that the fair market value of a share of the Company's Common Stock on the Offering Date of the first Offering Period was the price per share at which shares of the Company's Common Stock were offered for sale to the public in the Company's initial public offering of shares of its Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

PURCHASE OF STOCK UNDER THE STOCK PURCHASE PLAN

               On each Purchase Date, the number of whole shares a Participating Employee will be able to purchase will be determined by dividing the total amount then held in the Participating Employee's account pursuant to the Stock Purchase Plan by the purchase price for each share determined as described above. No more than twice the number of shares an employee would have been eligible to purchase at 85% of the fair market value of a share on the Offering Date may be purchased by an employee if the fair market value of a share on the Purchase Date drops to less than one-half of the fair market value on the Offering Date. At any time at least to thirty days prior to the commencement of an Offering Period, the Board may set a maximum number of shares which may be purchased by any employee participating in the Stock Purchase Plan on any Purchase Date.

WITHDRAWAL

               A Participating Employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the Participating Employee enrolls in the new Offering Period in the same manner as for initial participation in the Stock Purchase Plan.

AMENDMENT OF THE STOCK PURCHASE PLAN

               The Board may at any time amend, terminate or extend the term of the Stock Purchase Plan, except that any such termination cannot affect the terms of options previously granted under the Stock Purchase Plan, nor may any amendment make any change in the terms of options previously granted which would adversely affect the right of any participant, nor may any amendment be made without shareholder approval if such amendment would: (a) increase the number of shares that may be issued under the Stock Purchase Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Stock Purchase Plan.

TERM OF THE STOCK PURCHASE PLAN

               The Stock Purchase Plan will terminate upon the earlier to occur of (a) termination of the Stock Purchase Plan by the Board, (b) issuance of all the shares of Common Stock reserved for issuance thereunder, or (c) ten (10) years from the adoption of the Stock Purchase Plan by the Board.

FEDERAL INCOME TAX INFORMATION

               THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE STOCK PURCHASE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES FOR PARTICIPATION IN THE STOCK PURCHASE PLAN.

               The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

               TAX TREATMENT OF THE PARTICIPATING EMPLOYEE. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a Participating Employee sells the shares, disposes of the shares by gift or dies.

               If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of (i) 15% of the fair market value of the shares at the beginning of the Offering Period or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of the shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the sale price and the purchase price.

               If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case a "disqualifying disposition") within either the one year or the two year holding periods described above, the Participating Employee realizes ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (currently not subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of the sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains continue to be offset by capital losses and up to $3,000 of capital losses may be used annually against ordinary income.

               TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Stock Purchase Plan.

ERISA AND SECTION 401(a)

               The Stock Purchase Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.


                                SECURITY OWNERSHIP OF
                       CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 31, 1997 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers (as defined below) and (iv) all directors and executive officers as a group.

DIRECTORS, NAMED EXECUTIVE OFFICERS AND      SHARES BENEFICIALLY OWNED (1)(2)
GREATER THAN 5% SHAREHOLDERS                    NUMBER           PERCENT
----------------------------                  ----------       -------------
Roy E. Jewell (3)                               840,777           10.9%
Robert W. Dutton (4)                            800,000           10.4
William E. Drobish
    Star Ventures, L.P. (5)                     800,000           10.4
Van Wagoner Funds, Inc. (6)                     607,200            7.9
Chancellor LGT Asset Management, Inc. (7)       455,500            5.9
Joseph Masarich (8)                             187,500            2.4
Jue-Hsien Chern (9)                             163,844            2.1
David M. Lee (10)                                69,200            *
Lung Chu (11)                                    53,051            *
Louis A. Delmonico (12)                          35,000            *
Ronald A. Rohrer (13)                            27,500            *
All executive officers and directors as a group
       (11 persons) (14)                      3,087,057           39.7
___________

*    Less than 1%

(1) Applicable percentage of ownership is based on 7,692,669 shares of Common Stock outstanding as of March 31, 1997 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 31, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3) Mr. Jewell is President, Chief Executive Officer and Chairman of the Board of the Company. Mr. Jewell's address is c/o Technology Modeling Associates, 595 Lawrence Expressway, Sunnyvale, CA 94086.

(4) Includes 72,860 shares held by trust of which Mr. Dutton has beneficial control. Dr. Dutton is a director of the Company. His address is c/o Technology Modeling Associates, 595 Lawrence
     Expressway, Sunnyvale, CA 94086.

(5) Dr. Drobish, a director of the Company, is a General Partner of Star Ventures, L.P. ("Star"), the record owner of the shares. Dr. Drobish's wife is the other General Partner of Star. The address of Dr. and Mrs. Drobish and Star is c/o Technology Modeling
     Associates, 595 Lawrence Expressway, Sunnyvale, CA 94086.

(6) Based on the Schedule 13G filed by Van Wagoner Funds, Inc. on February 12, 1997. The address of Van Wagoner Funds, Inc. is 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin 53202

(7) Based on the Schedule 13G filed by Chancellor LGT Asset Management, Inc. ("Chancellor") on February 7, 1997. The address of
     Chancellor. is 50 California Street, 27th Floor, San Francisco, California 94111

(8) Includes 140,625 shares subject to the Company's right of first refusal and right of repurchase at the original purchase price as of March 31, 1997. Mr. Masarich is the Company's Vice President, Worldwide Sales.

(9) Includes 76,967 shares subject to the Company's right of first refusal and right of repurchase at the original purchase price as of March 31, 1997 and 25,000 shares subject to options exercisable within 60 days of March 31, 1997. Dr. Chern is the Company's Vice President, Engineering and Chief Technical Officer.

(10) Includes 2,600 shares subject to options exercisable within 60 days of March 31, 1997. Mr. Lee is the Company's Vice President,
     Operations.

(11) Includes 21,039 shares subject to the Company's right of first refusal and right of repurchase at the original purchase price as of March 31, 1997 and 25,000 shares subject to options exercisable within 60 days of March 31, 1997. Mr. Chu is the Company's Vice President, Strategic Alliances and Business Development.

(12) Includes 15,000 shares subject to the Company's right of first refusal and right of repurchase at the original purchase price as of March 31, 1997 and 15,000 shares subject to options exercisable within 60 days of March 31, 1997. Dr. Delmonico is a director of the Company.

(13) Includes 15,000 shares subject to the Company's right of first refusal and right of repurchase at the original purchase price as of March 31, 1997 and 7,500 shares subject to options exercisable within 60 days of March 31, 1997. Dr. Rohrer is a director of the Company.

(14) Includes an additional 108,935 shares of which 47,964 shares are subject to the Company's right of first refusal and right of repurchase at the original purchase price as of March 31, 1997 and 1,250 shares subject to options exercisable within 60 days of March 31, 1997, held by executive officers not otherwise listed in this table.

EXECUTIVE COMPENSATION AND OTHER MATTERS

               The following table sets forth total compensation for the fiscal years ended December 31, 1996, and 1995 for the Chief Executive Officer and each of the next four most highly compensated executive officers (the "Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                               ANNUAL COMPENSATION                COMPENSATION
                                      ------------------------------------------  -------------
                                                                     OTHER         SECURITIES
                                                                     ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR   SALARY    BONUS (1)  COMPENSATION    OPTIONS (#)
----------------------------          ------- -------- ----------- -----------    --------------
Roy E. Jewell                           1996  $137,501   $126,921    $3,600 (2)          -
President and Chief Executive Officer   1995   127,506     71,119     3,600 (2)          -

Joseph G. Masarich                      1996   123,182    204,115(3)  4,000 (2)          -
Vice President, Worldwide Sales         1995         -          -         -              -

Lung Chu                                1996   120,000     67,324         -        100,000
Vice President, Strategic Alliances     1995         -          -         -              -
and Business Development

Jue-Hsien Chern                         1996   133,752    45,703          -         20,000
Vice President, Engineering and         1995   132,506    38,143          -              -
Chief Technical Officer

David M. Lee                            1996   105,450    18,976          -         10,400
Vice President, Engineering             1995    90,902     6,398      3,002 (4)          -



___________

(1) 1996 amounts include payments made during 1997 under the Company's 1996 Profit Sharing Plan as follows: Mr. Jewell--$6,921; Mr. Masarich--$8,795; Mr. Chu--$5,130; Dr. Chern--$5,703 and Mr.
      Lee--$3,976. 1995 amounts include payments made in 1996 under the Company's 1995 Profit Sharing Plan as follows: Mr. Jewell--$11,419; Dr. Chern--$8,143 and Mr. Lee--$6,198. In April
      1996, Dr. Chern applied the cash from his profit-sharing distribution toward the purchase of 10,178 shares of Common Stock under the Company's 1995 Stock Purchase Plan at a purchase price of $0.80 per share. These shares are subject to the Company's right of repurchase at the original purchase price, which right lapses over four years.

(2)   Represents automobile allowances.

(3)   Includes sales commissions of $117,820 earned in 1996.

(4)   Represents 401(k) plan contributions from the Company.

                The following table sets forth certain
information with respect to stock options granted to each of the Named Executive Officers during 1996:


                          OPTION GRANTS IN LAST FISCAL YEAR
                                             INDIVIDUAL GRANTS
             ----------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
               NUMBER OF     % OF TOTAL                                               AT ASSUMED ANNUAL RATE
               SECURITIES       OPTIONS                       FAIR                     OF STOCK APPRECIATION
               UNDERLYING       GRANTED       EXERCISE OR    MARKET                     FOR OPTION TERM (1) (2)
               OPTIONS       TO EMPLOYEES     BASE PRICE     VALUE (2)     EXPIRATION   -----------------------
NAME           GRANTED (#)     IN 1996      ($  PER SHARE) ($  PER SHARE)     DATE          5%         10%
----           -----------     -------      -------------- --------------     ----         ---        -----
 Roy Jewell             -         -                -                            -           -           -
 Joseph Masarich        -         -                -                            -           -           -
 Lung Chu               -         -                -                            -           -           -
 Jue-Hsien Chern   20,000         4.7%            $0.80        $3.00        3/15/2001    $76,577     $96,631
 David Lee         10,400         2.4              0.80         3.00        3/15/2001     39,820      50,248




___________

 (1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the five-year option term. The numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

(2) The fair market value of the shares above were subsequently determined to be $3.00 per share. This amount was used as the basis of the potential realizable value.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

               The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers in the fiscal year ended December 31, 1996 and the value of stock options held as of December 31, 1996 by such individuals. Also reported are values of "in-the-money" options, which represent the positive spread between respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1996.


                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                      SHARES                          AT FISCAL YEAR END (1)        AT FISCAL YEAR END (2)
                    ACQUIRED ON       VALUE       ------------------------------  -----------------------------
 NAME               EXERCISE (#)    REALIZED ($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------          ---------------  --------------  -----------  ----------------  --------------  --------------
 Roy Jewell               -               -                -                 -             -              -
 Joseph Masarich          -               -                -                 -             -              -
 Lung Chu                 -               -           25,000            75,000      $316,250       $948,750
 Jue-Hsien Chern     20,000        $172,500           20,000            60,000       257,500        764,000
 David Lee           20,000          13,750                -            10,400             -        134,680


___________

(1) Value realized is based upon the fair market value of the Company's Common Stock on the date of exercise less the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) The fair market value of the Company's Common Stock as of December 31, 1996 was $13.25, as traded on the Nasdaq National Market.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

               The Company currently has no employment contracts with any of the Named Executive Officers. The Company also has no compensatory plans or arrangements with such Named Executive Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination, retirement or upon a change in control of the Company, except with Mr. Masarich. If employment with Mr. Masarich is terminated due to a merger or acquisition, or due to a material reduction in stature or responsibilities, and not for cause, Mr. Masarich shall receive a lump sum payment of $125,000 and purchased restricted stock shall additionally vest as to one-half the months remaining in the vesting period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The Compensation Committee reviews and approves compensation and benefits for the Company's key executive officers, administers the Company's stock option plans and the employee stock purchase plan and makes recommendations to the Board regarding such matters. The Compensation Committee of the Board consists of directors Dutton, Delmonico and Rohrer. Dr. Delmonico is the Chairman of the Compensation Committee of the Board.


COMPENSATION OF DIRECTORS

               Directors of the Company receive $1,500 of cash compensation for each meeting of the Board that they attend, and are reimbursed for their reasonable expenses in attending meetings of the Board.

               In July 1996, the Board adopted the 1996 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 150,000 shares of the Company's Common Stock for issuance thereunder. The Company's shareholders approved the Directors Plan in July 1996. Members of the Board who are not employees of the Company, or any parent, subsidiary or affiliate of the Company, are eligible to participate in the Directors Plan. For details, see "Summary of 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan, and 1996 Employee Stock Purchase Plan."

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

               The Compensation Committee (the "Committee") of the Board of Directors reviews and approves compensation and benefits for the Company's key executive officers, administers the Company's stock option plans and the Employee Stock Purchase Plan and makes recommendations to the Board regarding such matters. The Committee, consisting of directors Dutton, Delmonico and Rohrer, met three times during 1996. No cash compensation is paid to Committee members. Dr. Delmonico is the Chairman of the Compensation Committee. The following is the report of the Committee describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 1996.

COMPENSATION PHILOSOPHY

               The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, and motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Committee currently uses salary, annual incentive bonuses and stock options to meet these goals.

BASE SALARY

               The base salary component of the total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. In establishing base salaries of executive officers, the Committee evaluates each executive's salary history, scope of responsibility at the Company, prior experience, past performance for the Company and recommendations from management. The Committee also takes into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive's historical salary level, which in most instances was established upon the executive's original employment with the Company, the prior performance with the Company and the expected contribution to the Company's future success. In making its salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

ANNUAL INCENTIVE BONUSES

               Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the overall performance of the Company. Each executive officer's bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to specific Company-based performance targets. In 1996, bonuses were earned by executive officers based on the achievement of individual objectives set and approved by the Committee. For 1997, all executive officers as a group, except the CEO, will receive the same incentive bonus if an annual incentive bonus is awarded. To carry out this philosophy, the Board of Directors reviews and approves the financial budget and strategic and operating objectives for the fiscal year. The Committee then establishes specific Company performance bonus targets based upon achieving those strategic and operating objectives and financial results. The Company-based performance goals are tied to different financial indicators of Company performance, such as achievement of specific levels of revenue and pre-tax profits, and are competitively sensitive to the Company's business and operations. The Committee evaluates the overall performance of the Company in the completion of these performance goals, and approves a performance bonus relative to the goals so completed. This evaluation is influenced by the Committee's perception of the importance of the various corporate goals. The Committee believes that the bonus arrangement provides an excellent link between the Company's revenue growth, earnings performance and the incentives paid to executives.

EQUITY INCENTIVE PLANS

               The Company provides long-term incentives through its stock option and employee stock purchase plans (the "Equity Plans"). The purpose of the Equity Plans is to attract and retain the best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Committee believes that having equity in the Company directly motivates an executive to maximize long-term shareholder value. The Equity Plans also utilize vesting periods that encourage key executives to continue in the employment of the Company. All equity incentives granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers equity incentives subjectively, considering factors such as the recommendations of the CEO, individual performance of the executive officer, the value of unvested equity awards currently outstanding and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. The Committee views equity incentives as an important component of its long-term, performance-based compensation philosophy.

CEO SALARY

               The compensation of Roy E. Jewell, Chief Executive Officer of the Company, consists of base salary and an annual bonus. The Committee periodically reviews Mr. Jewell's base salary and bonus and revises his compensation based on the Committee's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, and increased value of the Company. Consideration is given to Mr. Jewell's length of service and to competitive chief executive officer compensation information. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1996, Mr. Jewell earned a base salary of $140,000 as set by the Compensation Committee and earned a bonus of $120,000 (paid in 1997) which was based on the Company achieving certain levels of operating profit and performance objectives.

IMPACT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

               The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is the Company's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. The Company's Equity Incentive Plan complies with the requirements of Section 162(m) and all awards made under such plan to date qualify for deductibility.

               Respectfully submitted by:

               COMPENSATION COMMITTEE
               Louis A. Delmonico, Chairman
               Robert W. Dutton
               Ronald A. Rohrer

PERFORMANCE GRAPH

               Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq Stock Market-US Index and of the Nasdaq Computer and Data Processing Services Index for the period commencing September 20, 1996 (the date the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) and ending on December 31, 1996. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN* AMONG
                         TECHNOLOGY MODELING ASSOCIATES, INC.
                             NASDAQ STOCK MARKET-US INDEX
                   NASDAQ COMPUTER & DATA PROCESSING SERVICES INDEX

                                   [CHART]


*$100 INVESTED ON SEPTEMBER 20, 1996, INCLUDING REINVESTMENT OF DIVIDENDS.

                                   Sep. 20  Sep. 30 Oct. 31  Nov. 30  Dec. 31
                                   -------  ------- -------  -------  -------
Technology Modeling Associates     $100.00  $108.33  $89.06  $ 93.75  $110.42
NASDAQ Stock Market-US              100.00   100.60   99.50   105.67   105.55
NASDAQ Computer & Data
 Processing Services Index          100.00    98.91   97.18   104.20   102.91

               The graph assumes that $100 was invested on September 20, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock, in the Nasdaq Stock Market-US Index, and in the Nasdaq Computer and Data Processing Services Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

               THE INFORMATION CONTAINED ABOVE UNDER THE CAPTIONS "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS" AND "PERFORMANCE GRAPH" SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

CERTAIN TRANSACTIONS WITH MANAGEMENT

               Since January 1, 1996, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was, or is, to be a party in which the amount involved exceeds $60,000 and which any director, executive officer or holder of more than 5% of the Common Stock of the Company had, or will have, a direct or indirect material interest other than (i) compensation arrangements, which are described where required elsewhere in this Proxy Statement, and (ii) the transactions described below.

               In June 1995, the Company issued 840,000 shares of Common Stock under the Company's 1994 Stock Purchase Plan to Roy E. Jewell, the Company's President and Chief Executive Officer, in exchange for a note receivable in the amounts of $504,000. The note bears interest at a rate of 6.83% per year. In a related agreement, 25% of the principal balance is to be forgiven by the Company on each anniversary date of such note as long as Mr. Jewell is still actively employed by the Company. The first year's forgiveness was guaranteed. The Company recorded an aggregate compensation expense of $108,000 during 1995 and $126,000 during 1996 in connection with the forgiveness of these notes.

               In January 1996, the Company issued 137,500 shares of Common Stock to Joseph G. Masarich the Company's Vice President, Worldwide Sales in exchange for a note receivable in the amount of $110,000. This note bears interest at a rate of 5.73% per year. Payment of the principal amount and accrued interest is due on January 20, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16 of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

               Based solely on its review of the copies of such forms received by it, and written representations from the executive officers, directors and greater than 10% shareholders, the Company believes that, during fiscal 1996, all Section 16 filing requirements were met.

OTHER MATTERS

               The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                    By order of the Board of Directors



                    John A. DiGirolamo
                    SECRETARY

                    Dated:  April 11, 1997

                                     DETACH HERE

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         TECHNOLOGY MODELING ASSOCIATES, INC.
P
R
O
X
Y                         1997 ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 22, 1997

               The undersigned shareholder of Technology Modeling Associates, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 11, 1997, and hereby appoints Roy E. Jewell, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Technology Modeling Associates, Inc., to be held on May 22, 1997 at 3:00 p.m. (PST), local time, at the Sunnyvale Hilton Inn at 1250 Lakeside Drive, Sunnyvale, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON NAMED ABOVE AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

               SEE REVERSE SIDE PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                   ------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   ------------

                                     DETACH HERE


/ X / Please mark
      votes as in
      this example.

     The Board of Directors recommends a vote "FOR all nominees" in Item 1, and "FOR" Item 2.

               1. Election of Directors
               NOMINEES: Roy E. Jewell, William E. Drobish,
                         Ronald A. Rohrer, Louis A. Delmonico,
                         Robert W. Dutton

                    FOR  WITHHELD FOR ALL
                   /  /      /   /

       /  /    _________________________________
               For all nominees except as noted above


               2. Ratify the appointment of Arthur Andersen LLP as independent public accountants.

                     FOR   AGAINST  ABSTAIN
                    /  /    /  /     /  /



               Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: ____________________________ Date: ___________

Signature: ____________________________ Date: ___________